EXHIBIT 99






                    SOUTHERN INDIANA GAS & ELECTRIC COMPANY
                             1994 STOCK OPTION PLAN



I.  Purpose

     The purposes of Southern Indiana Gas & Electric Company's 1994 Stock Option Plan (the "Plan") are to promote the long-term success of Southern Indiana Gas & Electric Company (the "Company") and its subsidiaries, and to attract, retain, and motivate key employees while creating a long-term mutuality of interest with shareholders by encouraging and enabling stock ownership.


II.  Administration

     (a) The Plan shall be administered by the Compensation Committee (the "Committee"), consisting of three or more non-employee members of the Board of Directors of the Company (the "Board"), all of whom shall be "disinterested persons" as such term is defined in the rules of the Securities and Exchange Commission, as amended from time to time.

     (b) The Committee shall have all the powers vested in it by the terms of the Plan, such powers to include exclusive authority (within the limitations described herein) to select the employees to be granted options, to determine the size and terms of the options to be granted to each employee selected, to determine the time when options will be granted, the period during, and the events upon which, options will be exercisable, and to prescribe the form of the agreements embodying options granted under the Plan. The Committee shall be authorized to interpret the Plan and the options granted under the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations which it believes necessary or advisable for the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any option in the manner and to the extent the Committee deems necessary or desirable to place it into effect.

     (c) The Committee shall maintain a written record of its proceedings. Any decision of the Committee in the administration of the Plan, as described herein, shall be final and conclusive. The Committee may act only by a majority of its members in office, except that the members thereof may authorize any one or more of their number or any officer of the Company to execute and deliver documents on behalf of the Committee.


III.  Eligibility for Award

     Key employees of the Company or any subsidiary of the Company are eligible to receive options under the Plan.


IV.  Allotment of Shares

     Shares of common stock of the Company to be issued under the Plan shall be made available, at the discretion of the Board and subject to any necessary regulatory approval, either from authorized but unissued shares or from issued shares reacquired by the Company. Subject to provisions of Section IX hereof, the aggregate number of shares of common stock that may be issued under the Plan shall not exceed 500,000 shares. Where options are for any reason cancelled, or expire or terminate unexercised, the shares covered by such option shall again be available for grant of options within the limits provided by the preceding sentence. Options may be allotted to eligible employees at such times and in such amounts as the Committee, in its sole discretion, may determine, provided, however, that in the case of options which are intended to be incentive stock options ("Incentive Stock Options") within the meaning of Section 422 of the Internal Revenue Code of 1986 (the "Code"):

          (i) the option holder, at the time the option is granted, shall not own common stock equaling more than 10% of the total combined voting power of all classes of stock of the Company, and

          (ii) the aggregate Fair Market Value (determined at the time the option is granted) of the stock with respect to which the options are exercisable for the first time by an individual during any calendar year (under all such plans of the Company and any parent or subsidiary corporations) shall not exceed $100,000.


V.  Granting of Options

     All options granted under the Plan shall be in such form as the Committee may from time to time approve. The Committee shall determine in each case whether the options are Incentive Stock Options or Nonqualified Stock Options. All options granted under the Plan shall be subject to the following terms and conditions:

          (a) Option Price. The Committee shall determine the option price per share with respect to each option granted; provided, however, the option price shall not be less than 100% of the Fair Market Value of the common stock at the date the option is granted.

          (b) Period of Option. Unless a shorter period is fixed by the Committee or another provision of this Plan, each option may be exercised during a period of ten years from the date the option was granted.

          (c) Payment. The option price shall be payable (i) in cash, (ii) by tender to the Company of shares of Company stock owned by the option holder, (iii) by delivery (in form approved by the Committee) of an irrevocable direction to a securities broker acceptable to the Committee to (x) sell shares subject to the option and to deliver all or a part of the sales proceeds to the Company in payment of all or a part of the purchase price and withholding taxes due or (y) pledge shares subject to the option to the broker as security for a loan and to deliver all or a part of the loan proceeds to the Company in payment of all or a part of the purchase price and withholding taxes due, or (iv) by any combination of the foregoing. No shares shall be issued until full payment has been made or satisfactorily arranged for. A holder of an option shall have none of the rights of a shareholder until the shares are issued.

          (d) Exercise of Options. The shares covered by an option may be be purchased in such installments and on such exercise dates as the Committee may determine, provided, however, that no option shall become exercisable until at least six months after grant unless disability of the option holder occurs before the expiration of the six-month period. Any shares not purchased on the applicable exercise date may be purchased thereafter at any time prior to the final expiration of the option. In no event shall any option be exercisable after the expiration of ten years from the date upon which the option was granted. Each option shall become exercisable according to terms set by the
     Committee at the time of grant, except as specified in Section VII (Acceleration of Exercisability on Change of Control). The Committee may direct that an option become exercisable in installments, which need not be annual installments, over a period which may be less than the term of the option. At such time as an installment shall become exercisable, it may be exercised at anytime thereafter in whole or in part until the expiration or termination of the option. The Committee may, in its sole discretion, prescribe shorter or longer time periods and additional requirements with respect to exercise of an option.

          (e) Nontransferability of Options. An option granted under the Plan may not be transferred except by will or the laws of descent and distribution and, during the lifetime of the employee to whom granted, may be exercised only by such employee, or his or her guardian or legal representative.

          (f) Termination of Employment. Upon the termination of an option holder's employment (for any reason other than retirement, disability, death or termination for willful or gross misconduct), all rights under the Plan will expire immediately on date of such termination. If an option holder's employment is terminated for willful or gross misconduct, as determined by the Board, all rights under the option shall expire upon receipt by the option holder of the notice of such termination.

          (g) Retirement or Disability of an Option Holder. In the event of an option holder's disability (within the meaning of Section 22(e)(3) of the Code) or retirement as an employee, option privileges shall apply to those shares immediately purchasable at the date of separation from service. The Committee, in its sole discretion, may provide that any options outstanding but not yet exercisable upon date of such separation from service of the option holder may become exercisable in accordance with a schedule determined by the Committee; provided, however, that in the event of retirement no options shall become exercisable until at least six months after grant. Option privileges under Incentive Stock Options shall expire unless exercised within three months from the date of separation in the case of retirement, or within twelve months in the case of disability, but no later than the date on which the option terminates. Option privileges under Nonqualified Stock Options shall expire unless exercised within five years from the date of separation, but no later than the date on which the option terminates.

          (h) Death of Option Holder. Upon the death of an option holder, option privileges shall apply to those shares which were immediately purchasable at the time of death. Option privileges shall expire unless exercised by legal representatives or beneficiaries within one year after the date of the employee's death, but no later than the date on which the option terminates.


VI.  Cash Payment

     The Committee may, from time to time, grant or provide for the grant of dividend equivalents in respect of options. In respect of any such option that is outstanding on a dividend record date for shares covered by the option, the optionee may be credited with an amount equal to the amount of cash or stock dividends that would have been paid on the shares covered by the options if the covered shares had been issued and outstanding on the dividend record date. Subject to the terms of this plan and any applicable option agreements, the Committee shall establish rules and procedures governing the crediting of dividend equivalents, including the timing and payment contingencies that apply to the dividend equivalents, as the Committee deems necessary or appropriate and which shall comply with Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and other applicable law. Dividend equivalents shall be paid only in cash.


VII.  Acceleration of Exercisability on Change of Control

     Upon a Change of Control of the Company, all options theretofore granted and not previously exercisable shall become fully exercisable to the same extent and in the same manner as if they had become exercisable by passage of time in accordance with the provisions of the Plan relating to periods of exercisability and to termination of employment.

     A "Change of Control" shall be deemed to have occurred if:

          (i) any individual, firm, trust, partnership, association, corporation or other entity becomes the beneficial owner, directly or indirectly, of 20% or more of the outstanding voting stock of the Company, provided, however, that such an event shall not constitute a Change of Control if such shareholder has established an agreement with the Company, approved by the Board, which materially restricts the right of such shareholder to direct or influence the management or policies of the Company; or

          (ii) in any  solicitation  of proxies from the  security   holders  of
     the Company for the election of directors, proxies are solicited by or on behalf of a person or entity other than the Board and, upon the conclusion of such solicitation, nominees of such person or entity are elected to one half or more of the then available positions on the Board.

     The merger or consolidation of the Company with any other entity shall not, as such, be regarded as a Change of Control for the purposes of this Plan. The effect of such a merger or consolidation shall be determined by the provisions of this Section.


VIII.  Fair Market Value

     "Fair Market Value" shall mean the value of a share of common stock on a particular date, determined as follows: (i) if the common stock is not listed on such date on any national securities exchange, the average between the highest "bid" and lowest "offered" quotations of a share on such date (or, if none, on the most recent date on which there were bid and offered quotations of a share, as reported by the National Association of Securities Dealers Automated Quotations System, or other similar service selected by the Committee); (ii) if the common stock is neither listed on such date on a national securities exchange nor traded in the over-the-counter market, the fair market value of a share on such date as determined in good faith by the Committee; or (iii) if the common stock is listed on such date on one or more national securities exchanges, the last reported sale price of a share on such date as recorded on the composite tape system, or, if such system does not cover the common stock, the last reported sale price of a share on such date on the principal national securities exchange on which the common stock is listed or, if no sale of common stock took place on such date, the last reported sale price of a share on the most recent day on which a sale of a share took place as recorded by such system or on such exchange, as the case may be.


IX.  Adjustment in the Event of Recapitalization

     In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering, or any other change in the corporate structure of the Company, the Committee shall make such adjustments, if any, as are appropriate in the number and kind of shares that may be issued under the Plan, in the number and kind of shares covered by the options granted and in the option price.


X.  Amendments and Discontinuance

     The Board may discontinue the Plan at any time and may from time to time amend or revise the terms of the Plan as permitted by applicable statutes, except that it may not revoke or alter, in a manner unfavorable to the holders, any options then outstanding, or amend the Plan without shareholder approval so as to materially: (i) increase the benefits accruing to participants under the Plan; (ii) increase the number of securities which may be issued under the Plan;
(iii) modify the requirements as to eligibility for participation in the Plan; or (iv) increase the cost of the Plan to the Company.


XI.  Compliance With Rule 16b-3

     With respect to persons subject to Section 16 of the Securities Exchange Act of 1934 (the "1934 Act"), transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent any provisions of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, if permitted by law and deemed advisable by the Committee.

XII.  Miscellaneous

     By accepting any benefits under the Plan, each option holder and each person claiming under or through such optionee shall be conclusively deemed to have indicated acceptance and ratification of, and consent to, any action taken or made or to be taken or made under the Plan by the Company, the Board, the Committee or any other committee appointed by the Board. No option holder or any person claiming under or through him or her shall have any right or interest, whether vested or otherwise, in the Plan or in any option, unless and until all of the terms, conditions and provisions of the Plan and the related option agreement that affect such option holder or such other person shall have been complied with. Nothing contained in the Plan or in any agreement shall require the Company to segregate or earmark any cash or other property. Neither the adoption of the Plan nor its operation shall in any way affect the rights and powers of the Company or any of its subsidiaries to dismiss and/or discharge any employee at any time.

     The provisions of the Plan shall take precedence over any conflicting provision contained in an option. The Plan shall be governed by and construed in accordance with the internal substantive laws, and not the choice of law rules, of the State of Indiana. If any term or provision of the Plan is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms and provisions will remain in full force and effect and will in no way be affected, impaired or invalidated.


XIII.  Withholding Obligations

          (a) As a condition to the delivery of any shares pursuant to the exercise of an option, the Committee may require that the optionee, at the time of such exercise, pay to the Company an amount sufficient to satisfy any applicable tax withholding obligations.

          (b) The Committee, in its sole discretion, may permit an optionee to satisfy all or a part of the withholding tax obligations incident to the exercise of an option by having the Committee withhold a portion of the shares that would otherwise be issuable to the optionee. Such shares shall be valued based on their fair market value on the date the tax withholding is required to be made. Any such share withholding with respect to an optionee subject to Section 16(a) of the Exchange Act shall be subject to such limitations as the Committee may impose to comply with the requirements of Section 16 of the Exchange Act.


XIV.  Securities Law Compliance

     No shares shall be issued hereunder unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable Federal and state securities laws.


XV.  Effective Date and Term of The Plan

     The 1994 Stock Option Plan shall become effective on January 1, 1994 subject to prior approval of the shareholders. No option shall be granted pursuant to this Plan after December 20, 2003. However, options theretofore granted may extend beyond that date in accordance with their terms and the provisions of the Plan.